EXHIBIT 23.01

                          INDEPENDENT AUDITORS' CONSENT


         As independent public accountants, we consent to the use in this Registration Statement on Form S-3 of Franchise Finance Corporation of America of our report dated January 23, 1997, included in the Annual Report on Form 10-K of Franchise Finance Corporation of America for the year ended December 31, 1996, and incorporated by reference in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/      Arthur Andersen LLP
         Arthur Andersen LLP

Phoenix, Arizona
March 11, 1998